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                                                                    EXHIBIT 23.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated March 4, 1994, accompanying the consolidated statements of income, stockholders' equity and cash flows and schedule of Air-Cure Technologies, Inc. and Subsidiaries for the nine-month period ended December 31, 1993 appearing in the Annual Report on Form 10-K for the year ended December 31, 1995 which is incorporated by reference in this Registration Statement.

         We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/  Grant Thornton LLP
     ------------------
     GRANT THORNTON LLP

Minneapolis, Minnesota
July 17, 1996